Exhibit 4.1

AMENDMENT NO. 1
TO THE
POOLING AND SERVICING AGREEMENTS

Amendment No. 1, dated as of April 24, 2007 (the “Amendment”), to the Pooling and Servicing Agreements (the “Agreements”) listed on Schedule I hereto, each among NovaStar Mortgage Funding Corporation (the “Depositor”), NovaStar Mortgage, Inc., as sponsor and servicer (the “Sponsor” or “Servicer”), U.S. Bank National Association, as custodian (the “Custodian”), and Deutsche Bank National Trust Company, as trustee (the “Trustee”). Capitalized terms used and not defined herein shall have the meaning set forth in the Agreements and Appendix A thereto.

WHEREAS, the parties hereto have entered into the Agreements;

WHEREAS, the purpose of this Amendment is to cure certain ambiguities in the wording of each Agreement.

NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein, the parties hereto agree to amend the Agreements pursuant to Section 12.01 thereof as follows:

1.	Revised Section 4.04(c).

Section 4.04(c) of each Agreement is hereby amended so as to read as set forth in Exhibit A hereto with respect to the related Agreement.

2.	Revised Definition of “Non-Derivative Supplemental Interest Payment”.

The definition of the term “Non-Derivative Supplemental Interest Payment” is hereby amended so as to read as set forth in Exhibit B hereto with respect to the related Agreement

3.	Revised Section (g) footnote (2) to Exhibit J for 2006-4.

With regard to the first Agreement on the attached Schedule I only, Section (g) footnote (2) is hereby amended and restated in its entirety as follows:

“The Class M-7 DSI Certificates, the Class M-10 DSI Certificates, the Class M-11 DSI Certificates and the Class M-12 DSI Certificates do not represent regular interests in the Master REMIC or any other REMIC created under the Pooling and Servicing Agreement.”

4.	Condition to Effectiveness.

As a condition to the effectiveness of this Amendment, an Opinion of Counsel satisfying the requirements of Section 12.01 of each Agreement has been received by the parties hereto.

5.	Effect of Amendment.

This Amendment to the Agreements shall be effective and the Agreements shall be deemed to be modified and amended in accordance herewith retroactively to the original dates of each related Agreement. The respective rights, limitations, obligations, duties, liabilities and immunities of the Company, the Sponsor, the Servicer, the Custodian and the Trustee shall hereafter be determined, exercised and enforced subject in all respects to such modifications and amendments, and all the terms and conditions of this Amendment shall be and be deemed to be part of the terms and conditions of the Agreements for any and all purposes. The Agreements, as amended hereby, is hereby ratified and confirmed in all respects.

6.	The Agreements in Full Force and Effect as Amended.

Except as specifically amended hereby, all the terms and conditions of the Agreements shall remain in full force and effect and, except as expressly provided herein, the effectiveness of this Amendment shall not operate as, or constitute a waiver or modification of, any right, power or remedy of any party to the Agreements. All references to the Agreements in any other document or instrument shall be deemed to mean the Agreements as amended by this Amendment.

7.	Counterparts.

This Amendment may be executed by the Parties in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Amendment shall become effective when counterparts hereof executed on behalf of such party shall have been received.

8.	Governing Law.

This Amendment shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

IN WITNESS WHEREOF, the Sponsor, the Servicer, the Depositor, the Trustee and the Custodian, have caused this Amendment to be duly executed by their officers thereunto duly authorized, all as of the day and year first above written.

NEWPORT FUNDING CORP. hereby consents to the foregoing Amendment:

By:  /s/ Doris J. Hearn
Name: Doris J. Hearn
Title: Vice President

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., hereby consents to the foregoing Amendment:

By:  /s/ Ara Balabanian
Name: Ara Balabanian
Title: Vice President

WACHOVIA INVESTMENT HOLDINGS, LLC hereby consents to the foregoing Amendment:

By:  /s/ Andrew W. Riebe
Name: Andrew W. Riebe
Title: Director

NOVASTAR MORTGAGE FUNDING CORPORATION,
as Depositor

By:  /s/ Matt Kaltenrieder
Name: Matt Kaltenrieder
Title: Vice President

NOVASTAR MORTGAGE, INC.,
as Servicer and as Sponsor

By:  /s/ Matt Kaltenrieder
Name: Matt Kaltenrieder
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, as Custodian

By:  /s/ Sheryl Johnson
Name: Sheryl Johnson
Title: Vice President

DEUTSCHE BANK NATIONAL TRUST COMPANY,
as Trustee

By:  /s/ Mei Nghla
Name: Mei Nghla
Title: Authorized Signer

[Signature Page for Amendment No. 1 to the 2006-4, 2006-5 and 2006-6 Pooling and Servicing Agreements]

ASPEN FUNDING CORP. hereby consents to the foregoing Amendment:

By:  /s/ Doris J. Hearn
Name: Doris J. Hearn
Title: Vice President

DEUTSCHE BANK SECURITIES INC. hereby consents to the foregoing Amendment:

By:  /s/ Brian W. Haklisch
Name: Brian W. Haklisch
Title: Vice President

By:  /s/ Michael Ciuffo
Name: Michael Ciuffo
Title: Director

[Signature Page for Amendment No. 1 to the 2006-4, 2006-5 and 2006-6 Pooling and Servicing Agreements]

Schedule I

1.
Pooling and Servicing Agreement, dated as of August 1, 2006, by and among NovaStar Mortgage Funding Corporation, as Depositor, NovaStar Mortgage, Inc., as Servicer and as Sponsor, U.S. Bank National Association, as Custodian and Deutsche Bank Trust Company, as Trustee, relating to NovaStar Mortgage Funding Trust, Series 2006-4, NovaStar Home Equity Loan Asset-Backed Certificates, Series 2006-4.

2.
Pooling and Servicing Agreement, dated as of September 1, 2006, by and among NovaStar Mortgage Funding Corporation, as Depositor, NovaStar Mortgage, Inc., as Servicer and as Sponsor, U.S. Bank National Association, as Custodian and Deutsche Bank Trust Company, as Trustee, relating to NovaStar Mortgage Funding Trust, Series 2006-5, NovaStar Home Equity Loan Asset-Backed Certificates, Series 2006-5.

3.
Pooling and Servicing Agreement, dated as of November 1, 2006, by and among NovaStar Mortgage Funding Corporation, as Depositor, NovaStar Mortgage, Inc., as Servicer and as Sponsor, U.S. Bank National Association, as Custodian and Deutsche Bank Trust Company, as Trustee, relating to NovaStar Mortgage Funding Trust, Series 2006-6, NovaStar Home Equity Loan Asset-Backed Certificates, Series 2006-6.

Exhibit A

Amended Section 4.04(c)

2006-4
(c) On each Distribution Date, the Trustee shall distribute the funds held in the Supplemental Interest Trust as follows:

(i) first, on each Distribution Date up to and including the Class I Termination Date, from funds other than funds relating to Excess Cashflow, and if such funds are insufficient, any Excess Cashflow remaining after the distributions set forth in Section 4.04(d)(i), to each Hedge Counterparty, its related Cap Amount for such Distribution Date, and any unpaid Hedge Termination Payment owed to a Hedge Counterparty that is not a Defaulted Hedge Termination Payment;

(ii) second, from funds other than funds relating to Excess Cashflow, and if such funds are insufficient, any Excess Cashflow remaining after the distributions set forth in Section 4.04(d)(i), and after taking into account any amounts applied pursuant to clause (i) above, the amount necessary, if any, to eliminate any Overcollateralization Deficiency, after taking into account any Excess Cashflow previously applied to such purpose on such Distribution Date;

(iii) third, any remaining amounts to pay:

(a)  first, pro-rata based on the Certificate Principal Balance of each Class of Class A Certificates, from funds other than funds relating to Excess Cashflow, and if such funds are insufficient, any Excess Cashflow remaining after the distributions set forth in Section 4.04(d)(i), and after taking into account any amounts applied pursuant to clauses (i) and (ii) above, the Supplemental Interest Payment for each Class of Class A Certificates (in each case only up to the amount necessary to pay any the related Supplemental Interest Amount Due); and

(b)  second, in direct order of priority (i.e., commencing with the Class M-1 Certificates and ending with the Class M-12 Certificates), (1) to each Class of Mezzanine Certificates which is not a Reallocable Class, from funds other than funds relating to Excess Cashflow, and if such funds are insufficient, any Excess Cashflow remaining after the distributions set forth in Section 4.04(d)(i), and after taking into account any amounts applied pursuant to clauses (i) and (ii) above, or clause (iii)(a) above, the Supplemental Interest Payment for each Class of Mezzanine Certificates (in each case only up to the amount necessary to pay the related Supplemental Interest Amount Due); and (2) with respect to all or any portion of a Reallocable Class which has not previously been the subject of a Reallocation (a) the Supplemental Interest Payment otherwise allocated to the Class M-10 Certificates shall be distributed to the Class M-10N Certificates and shall be the Non-Derivative Supplemental Interest Payment for the Class M-10N Certificates, the Supplemental Interest Payment otherwise allocated to the Class M-11 Certificates shall be distributed to the Class M-11N Certificates and shall be the Non-Derivative Supplemental Interest Payment for the Class M-11 Certificates and the Supplemental Interest Payment otherwise allocated to the Class M-12 Certificates shall be distributed to the Class M-12N Certificates and shall be the Non-Derivative Supplemental Interest Payment for the Class M-12 Certificates, and (b) the Derivative Supplemental Interest Payment for the Class M-10 Certificates shall be paid to the Holders of the Class M-10 DSI Certificates, the Derivative Supplemental Interest Payment for the Class M-11 Certificates shall be paid to the Holders of the Class M-11 DSI Certificates and the Derivative Supplemental Interest Payment for the Class M-12 Certificates shall be paid to the Holders of the Class M-12 DSI Certificates.

(iv) fourth, from any remaining amounts, to the Hedge Counterparties to which such amounts are owed, pro rata, any Defaulted Hedge Termination Payments and any indemnity payments provided for in Part 5 of the Hedge Agreements; and

(v) fifth, from any remaining amounts, to the Holders of the Class CB Certificates, an amount equal to the Class CB Interest Distributable Amount for such Distribution Date; and

(vi) sixth, any remaining amounts, to the Holders of the Class CA Certificates.

2006-5
(c) On each Distribution Date, the Trustee shall distribute the funds held in the Supplemental Interest Trust as follows:

(i) first, on each Distribution Date up to and including the Class I Termination Date, from funds other than funds relating to Excess Cashflow, and if such funds are insufficient, any Excess Cashflow remaining after the distributions set forth in Section 4.04(d)(i), to each Hedge Counterparty, its related Cap Amount for such Distribution Date, and any unpaid Hedge Termination Payment owed to a Hedge Counterparty that is not a Defaulted Hedge Termination Payment;

(ii) second, from funds other than funds relating to Excess Cashflow, and if such funds are insufficient, any Excess Cashflow remaining after the distributions set forth in Section 4.04(d)(i), and after taking into account any amounts applied pursuant to clause (i) above, the amount necessary, if any, to eliminate any Overcollateralization Deficiency, after taking into account any Excess Cashflow previously applied to such purpose on such Distribution Date;

(iii) third, any remaining amounts to pay, pro-rata based on the Certificate Principal Balance of each Class of Class A Certificates and Mezzanine Certificates which is not a Reallocable Certificate, from funds other than funds related to Excess Cashflow, and if such funds are insufficient, any Excess Cashflow remaining after the distributors set forth in Section 4.04(d)(i), and after taking into account any amounts applied pursuant to clauses (i) and (ii) above, the Supplemental Interest Payment for each Class of Class A Certificates and Mezzanine Certificates (in each case only up to the amount necessary to pay the related Supplemental Interest Amount Due) and provided that with respect to all or any portion of a Reallocable Class which has not previously been the subject of a Reallocation (a) the Supplemental Interest Payment otherwise allocated to the Class M-10 Certificates shall be distributed to the Class M-10N Certificates and shall be the Non-Derivative Supplemental Interest Payment for the Class M-10 Certificates, the Supplemental Interest Payment otherwise allocated to the Class M-11 Certificates shall be distributed to the Class M-11N Certificates and shall be the Non-Derivative Supplemental Interest Payment for the Class M-11 Certificates and the Supplemental Interest Payment otherwise allocated to the Class M-12 Certificates shall be distributed to the Class M-12N Certificates and shall be the Non-Derivative Supplemental Interest Payment for the Class M-12 Certificates, and (b) the Derivative Supplemental Interest Payment for the Class M-10 Certificates shall be paid to the Holders of the Class M-10 DSI Certificates, the Derivative Supplemental Interest Payment for the Class M-11 Certificates shall be paid to the Holders of the Class M-11 DSI Certificates and the Derivative Supplemental Interest Payment for the Class M-12 Certificates shall be paid to the Holders of the Class M-12 DSI Certificates.

(iv) fourth, from any remaining amounts, to the Hedge Counterparties to which such amounts are owed, pro rata, any Defaulted Hedge Termination Payments and any indemnity payments provided for in Part 5 of the Hedge Agreements; and

(v) fifth, from any remaining amounts, to the Holders of the Class CB Certificates, an amount equal to the Class CB Interest Distributable Amount for such Distribution Date; and

(vi) sixth, any remaining amounts, to the Holders of the Class CA Certificates.

2006-6
(c) On each Distribution Date, the Trustee shall distribute the funds held in the Supplemental Interest Trust as follows:

(i) first, on each Distribution Date up to and including the Class I Termination Date, from funds other than funds relating to Excess Cashflow, and if such funds are insufficient, any Excess Cashflow remaining after the distributions set forth in Section 4.04(d)(i), to each Hedge Counterparty, its related Cap Amount for such Distribution Date, and any unpaid Hedge Termination Payment owed to a Hedge Counterparty that is not a Defaulted Hedge Termination Payment;

(ii) second, from funds other than funds relating to Excess Cashflow, and if such funds are insufficient, any Excess Cashflow remaining after the distributions set forth in Section 4.04(d)(i), and after taking into account any amounts applied pursuant to clause (i) above, the amount necessary, if any, to eliminate any Overcollateralization Deficiency, after taking into account any Excess Cashflow previously applied to such purpose on such Distribution Date (provided, however, the amount paid pursuant to this Section 4.04(c)(ii) on any Distribution Date shall not exceed the excess of (A) the cumulative amount of Realized Losses from the Cut-Off Date through the last day of the related Payment Period over (B) the sum of all amounts paid pursuant to this Section 4.04(c)(ii) on all prior Distribution Dates);

(iii) third, any remaining amounts to pay, pro-rata based on the Certificate Principal Balance of each Class of Class A Certificates and Mezzanine Certificates, which is not a Reallocable Certificate, from funds other than funds related to Excess Cashflow, and if such funds are insufficient, any Excess Cashflow remaining after the distributors set forth in Section 4.04(d)(i), and after taking into account any amounts applied pursuant to clauses (i) and (ii) above, the Supplemental Interest Payment for each Class of Class A Certificates and Mezzanine Certificates (in each case only up to the amount necessary to pay the related Supplemental Interest Amount Due) and provided that with respect to all or any portion of a Reallocable Class which has not previously been the subject of a Reallocation (a) the Supplemental Interest Payment otherwise allocated to the Class M-10 Certificates shall be distributed to the Class M-10N Certificates and shall be the Non-Derivative Supplemental Interest Payment for the Class M-10 Certificates, the Supplemental Interest Payment otherwise allocated to the Class M-11 Certificates shall be distributed to the Class M-11N Certificates and shall be the Non-Derivative Supplemental Interest Payment for the Class M-11 Certificates, the Supplemental Interest Payment otherwise allocated to the Class M-12 Certificates shall be distributed to the Class M-12N Certificates and shall be the Non-Derivative Supplemental Interest Payment for the Class M-12 Certificates and the Supplemental Interest Payment otherwise allocated to the Class M-13 Certificates shall be distributed to the Class M-13N Certificates and shall be the Non-Derivative Supplemental Interest Payment for the Class M-13 Certificates, and (b) the Derivative Supplemental Interest Payment for the Class M-10 Certificates shall be paid to the Holders of the Class M-10 DSI Certificates, the Derivative Supplemental Interest Payment for the Class M-11 Certificates shall be paid to the Holders of the Class M-11 DSI Certificates, the Derivative Supplemental Interest Payment for the Class M-12 Certificates shall be paid to the Holders of the Class M-12 DSI Certificates and the Derivative Supplemental Interest Payment for the Class M-13 Certificates shall be paid to the Holders of the Class M-13 DSI Certificates.

(iv) fourth, from any remaining amounts, to the Hedge Counterparties to which such amounts are owed, pro rata, any Defaulted Hedge Termination Payments and any indemnity payments provided for in Part 5 of the Hedge Agreements; and

(v) fifth, from any remaining amounts, to the Holders of the Class CB Certificates, an amount equal to the Class CB Interest Distributable Amount for such Distribution Date; and

(vi) sixth, any remaining amounts, to the Holders of the Class CA Certificates.

Exhibit B

Amended Definition of “Non-Derivative Supplemental Interest Payment”

2006-4

"Non-Derivative Supplemental Interest Payment": With respect to each Distribution Date, and the Class M-10, Class M-11 and Class M-12 Certificates, the dollar amount of the Supplemental Interest Payment which would be distributed to each such Class on such Distribution Date pursuant to Section 4.04(c)(iii) hereof if the amount received by the Supplemental Interest Trust from each Cap Counterparty on such Distribution Date had been zero (i.e., disregarding all amounts actually received from each Cap Counterparty).

2006-5

"Non-Derivative Supplemental Interest Payment": With respect to each Distribution Date, and the Class M-10, Class M-11 and Class M-12 Certificates, the dollar amount of Supplemental Interest Payment which would be distributed to each such Class on such Distribution Date pursuant to Section 4.04(c)(iii) hereof if the amount received by the Supplemental Interest Trust from each Cap Counterparty on such Distribution Date had been zero (i.e., disregarding all amounts actually received from each Cap Counterparty).

2006-6

"Non-Derivative Supplemental Interest Payment": With respect to each Distribution Date, and the Class M-10, Class M-11, Class M-12 and Class M-13 Certificates, the dollar amount of Supplemental Interest Payment which would be distributed to each such Class on such Distribution Date pursuant to Section 4.04(c)(iii) hereof if the amount received by the Supplemental Interest Trust from each Cap Counterparty on such Distribution Date had been zero (i.e., disregarding all amounts actually received from each Cap Counterparty).